UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

THE WESTERN UNION COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32903	20-4531180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 East Belleview Avenue
Denver, Colorado	80237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 866 405-5012

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously announced, on August 10, 2025, The Western Union Company, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, International Money Express, Inc., a Delaware corporation (“IMXI”), and Ivey Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into IMXI (the “Merger”), with IMXI continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of the Company.

Other than as described below, all regulatory approvals necessary for the consummation of the Merger have been obtained. The remaining regulatory approvals are:

1.

The approval of the Merger by the California Department of Financial Protection and Innovation (the “DFPI”), which the DFPI suspended, as previously disclosed on August 13, 2026, pending further ongoing review; and

2.	The expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

As previously disclosed, the waiting period under the HSR Act with respect to the Merger expired at 11:59 p.m. Eastern Time on October 6, 2025. Clearance under the HSR Act is effective for a period of one year following expiration of the waiting period. Given the lapse of time, a new filing under the HSR Act is required in order for the Company and IMXI to complete the Merger after October 6, 2026. Based on discussions with the DFPI, the parties do not expect the DFPI to reinstate its approval prior to October 6, 2026. Accordingly, on October 2, 2026, the Company and IMXI each filed their respective Premerger Notification and Report Forms under the HSR Act with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice with respect to the Merger. The new filing initiates a new 30-day waiting period under the HSR Act, and the Company and IMXI have requested early termination of the waiting period.

The Company and IMXI continue to engage in discussions with the DFPI regarding reinstatement of the DFPI’s approval of the Merger.

The Merger is subject to the expiration or termination of the new waiting period under the HSR Act, the reinstatement of the DFPI’s approval, and the satisfaction or waiver of the other closing conditions set forth in the Merger Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, these forward-looking statements. Words such as “expects,” “intends,” “targets,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook,” “projects,” “designed to,” “pending,” “working to,” “subject to,” and other similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” “could,” and “might” are intended to identify such forward-looking statements. Readers of this Current Report on Form 8-K should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in subsequent filings with the Securities and Exchange Commission (the “SEC”) made by the Company. The statements are only as of the date they are made, and the Company disclaims any obligation to update any forward-looking statement. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, as well as any related oral statements, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, factors relating to: (i) the completion of the proposed transaction on anticipated terms and timing (or whether the transaction will close at all), including obtaining regulatory approvals (such as the expiration or termination of the waiting period under the HSR Act with respect to the new HSR Act filing and the pending approval from the DFPI) and the satisfaction or waiver of conditions to the completion of the transaction; (ii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the definitive merger agreement; (iii) the impact of regulatory actions, investigations or inquiries, including the suspension of previously granted approvals, on the timing or completion of the proposed transaction; and (iv) other risks and uncertainties pertaining to the Company’s business, including those set forth in its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed or furnished with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2026	THE WESTERN UNION COMPANY

	By:	/s/ Benjamin C. Adams
	Name:	Benjamin C. Adams
	Title:	Executive Vice President, Chief Legal Officer